Exhibit 10.1
Amendment Number Two
To The
AptarGroup, Inc. Supplemental Retirement Plan
(as amended and restated effective as of January 1, 2009)
WHEREAS, AptarGroup, Inc. (the “Company”) previously established and currently maintains the AptarGroup, Inc. Supplemental Retirement Plan (the “Plan”), which was last amended and restated effective as of January 1, 2009; and
WHEREAS, the Company, by action of the AptarGroup, Inc. Administrative Committee (the “Committee”) with the consent of the Management Development & Compensation Committee of the Board of Directors of the Company (which such consent was provided prior to the date hereof), desires to amend the Plan to allow Participants to modify, in each case subject to the applicable requirements of Section 409A of the Internal Revenue Code, the form and timing of payment of their “Supplemental Retirement Benefit” (as such term is defined in the Plan).
NOW, THEREFORE, BE IT RESOLVED, that, by virtue and in exercise of the power reserved to the Company under Section 9.1 of the Plan, the Plan is hereby amended, effective as of May 15, 2026, as follows:
1.    Section 4.3 of the Plan is hereby amended in its entirety to read as follows:
4.3    Annuity Options
Before the beginning of the first year in which an Employee becomes a Participant in the Plan, or for a newly eligible Participant who is not eligible under any other excess benefit plan within the meaning of Treasury Regulation § 1.409A-2(a)(7)(iii), no later than thirty (30) days after the beginning of the calendar year immediately following the year in which he becomes a Participant (such period, the “Election Period”), the Participant may elect to receive the Actuarial Equivalent of his vested Supplement Retirement Benefit in a single life annuity, 50% joint and survivor annuity or 75% joint and survivor annuity. To the extent a Member did not elect an annuity pursuant to this Section 4.3, his vested Supplemental Retirement Benefit shall be paid in a single lump sum amount.
2.    Section 5.2 of the Plan is hereby amended in its entirety to read as follows:
5.2    Deferral Election
During the Election Period, the Participant may elect to defer the payment, or the commencement of an annuity elected pursuant to Section 4.3, of his vested Supplemental Retirement Benefit until the later to occur of (i) the date the Participant experiences a Retirement and has attained at least age 55 and completed ten (10) Years of Service with the Employers and (ii) the date the Participant experiences a Retirement and has attained at least age 65. A deferral election made pursuant to this Section 5.2 must be completed and signed by the Participant, timely delivered to the Plan Administrator and accepted by the Plan Administrator in order for such election to be valid.

3.    A new Section 5.5 is hereby added to the Plan to read as follows:
5.5    Changing the Time or Form of Distribution.
The time and form of payment elected pursuant to Sections 4.3, 5.1, and 5.2 cannot be changed by the Participant after the last day of the Election Period, except as provided in this Section 5.5 (provided that, for the avoidance of doubt, this Section 5.5 shall not restrict a Participant’s ability to change from one of the three annuity forms of payment to one of the other annuity forms of payment before payments are scheduled to commence). A Participant may change the form of payment (i.e., from a single lump sum amount to a form of annuity under Section 4.3, or vice-versa) of the Participant’s Supplemental Retirement Benefit under Section 4.3 or the time of payment of the Participant’s Supplemental Retirement Benefit under Sections 5.1 and 5.2, provided that:
(a)    for a change in the time of payment, the Participant’s change is filed with the Plan Administrator no later than the last day of the Plan Year that ends at least twelve (12) months before the commencement date;
(b)    the Participant’s change cannot take effect earlier than twelve (12) months after the change is requested; and
(c)    the first payment under the newly elected form of payment cannot be made sooner than five (5) years after the commencement date for the form of payment that the Participant has elected to change.
The commencement date for a series of installment payments is treated as the date on which the first of such installment payments would be made under the terms of this Plan. Where the commencement date is stated as a period of time (e.g., within ninety (90) days of a distribution event), the commencement date for purposes of this section is the first day of such period.
[Signature Page Follows]

IN WITNESS WHEREOF, pursuant to the authority delegated to the undersigned member of the Committee by the Committee, this amendment hereby is adopted by the Company effective as of May 15, 2026.
AptarGroup, Inc.
By:    /s/ Matthew Wolter
Title: Committee Member, Senior Manager, Global Benefits

[Signature Page to Amendment Number Two]